Exhibit 2.1

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of             , 2017 (the “Effective Date”), by and between Atlas Resources Public #18-2009(B) L.P., a Delaware limited partnership (“Atlas LP”), and DGOC Series 18(B), L.P., a Delaware limited partnership (“DGOC LP”).

RECITALS

WHEREAS, Atlas LP is the owner of certain wells in Indiana, Pennsylvania and Tennessee; and

WHEREAS, Atlas LP desires to contribute to DGOC LP and DGOC LP desires to receive from Atlas LP the real and personal property interests described on the Assignment and Conveyance attached as Exhibit A hereto (collectively, the “Set I Wells”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Atlas LP hereby contributes to DGOC LP all of Atlas LP’s right, title and interest in and to the Set I Wells.

2.    Promptly following the execution and delivery hereof, Atlas LP will execute and deliver to DGOC LP the Assignment and Conveyance attached as Exhibit A hereto.

3.    DGOC LP hereby assumes and shall timely perform and discharge all liabilities or obligations of any kind or character (whether absolute, accrued, contingent, fixed, known, unknown or otherwise, or whether due or to become due) arising under, related to, or in connection with the transfer, ownership, operation, or use of the Set I Wells acquired by it hereunder, whether attributable to the period of time before or after the Effective Date (collectively, the “Assumed Liabilities”).

4.     This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

ATLAS RESOURCES PUBLIC #18-2009(B) L.P.

By: Atlas Resources, LLC,
a Pennsylvania limited liability company, as managing general partner

By:
Name:
Title:

DGOC SERIES 18(B), L.P.

By: Atlas Resources, LLC,
a Pennsylvania limited liability company, as managing general partner

By:
Name:
Title:

EXHIBIT A

(See Attached)